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                                                                   EXHIBIT 10.71

STATE OF ALABAMA     )

JEFFERSON COUNTY     )


                     AMENDMENT TO 1994 STOCK INCENTIVE PLAN
                        OF CAPSTONE CAPITAL CORPORATION
                    (FORMERLY CRESCENT CAPITAL TRUST, INC.)


                 The Capstone Capital Corporation 1994 Stock Incentive Plan, which plan was adopted by the Board of Directors of Capstone Capital Corporation on March 31, 1994, and approved by the Shareholders of Capstone Capital Corporation on March 31, 1994 (the "Plan"), is hereby amended as follows:
                 1. Section 3(a) of the Plan shall be deleted in its entirety and there shall be substituted in lieu thereof the following:

                          "(a)  Subject to the provisions of Section 3(c) and
                 Section 12 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred or exercised pursuant to Incentive Stock Awards under the Plan will not exceed the greater of: (i) seven percent (7%) of the Company's outstanding Common Stock, or (ii) one million sixty three thousand six hundred (1,063,600) shares of Common Stock."

                 2. Except as set forth in Paragraph 1 above, all other provisions of the Plan shall remain unchanged.

                 3. The changes set forth in this Amendment shall be and hereby are incorporated in the Capstone Capital Corporation 1994 Stock Incentive Plan.



Date amendment adopted by Board of Directors:  December 14, 1995.
Date amendment adopted by Shareholders: May 1, 1996.